EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements of National Home Health Care Corp. on Forms S-8 (Registration Nos. 033-61315 and 333-46076) of our report dated October 2, 2002 with respect to the consolidated financial statements of National Home Health Care Corp. and subsidiaries as of July 31, 2002 and 2001 and for the two years then ended included in its Annual Report on Form 10-K for the year ended July 31, 2002.



/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Valhalla, New York
October 2, 2002